UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

                                                                    CHEMBIO DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Nevada	88-0425691
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3661 Horseblock Road Medford, New York	11763
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates:  ____333-85787___

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.        Description of Registrant’s Securities to be Registered

The description of the common stock being registered set forth under the caption “Description of Securities” in the prospectus contained in the registration statement of Chembio Diagnostics, Inc. (the “Company”) on Form SB-2, File No. 333-85787, as originally filed with the Securities and Exchange Commission (the “Commision”) on August 23, 1999 or as subsequently amended, is incorporated by reference in response to this item.

Item 2.	Exhibits

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description
1
Articles of Incorporation of Trading Solutions.com, Inc., now known as Chembio Diagnostics, Inc., and Amendments (Incorporated herein by reference from the Company’s registration statement on Form SB-2 (File No. 333-85787) filed with the Commission on August 23, 1999, the Company’s annual report on Form 10-KSB, filed with the Commission on March 31, 2005, and the Company’s quarterly report on Form 10-Q, filed with the Commission on July 29, 2010)

2

Bylaws of Trading Solutions.com, Inc., now know as Chembio Diagnostics, Inc. and Amendments (Incorporated herein by reference from the Company’s registration statement on Form SB-2 (File No. 333-85787) filed with the Commission on August 23, 1999,  and the Company’s Forms 8-K filed on May 14, 2004, December 20, 2007 and April 18, 2008)

                                                                                                                                                                                                                                                                                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 6, 2012
CHEMBIO DIAGNOSTICS, INC.

Lawrence A. Siebert
Chief Executive Officer, President and Chairman of  the Board

EXHIBIT INDEX

Exhibit No.	Description
1
Articles of Incorporation of Trading Solutions.com, Inc., now known as Chembio Diagnostics, Inc., and Amendments (Incorporated herein by reference from the Company’s registration statement on Form SB-2 (File No. 333-85787) file with the Commission on August 23, 1999, the Company’s annual report on Form 10-KSB, filed with the Commision on March 31, 2005, and the Company’s quarterly report on Form 10-Q, filed with the Commission on July 29, 2010)

2

Bylaws of Trading Solutions.com, Inc., now know as Chembio Diagnostics, Inc. and Amendments (Incorporated herein by reference from the Company’s registration statement on Form SB-2 (File No. 333-85787) file with the Commission on August 23, 1999,  and the Company’s Forms 8-k filed on May 14, 2004, December 20, 2007 and April 18, 2008)